UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 25, 2004

AMKOR TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-29472	23-1722724

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 ENTERPRISE DRIVE
WEST CHESTER, PA 19380
(Address of Principal Executive Offices, including Zip Code)

(610) 431-9600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On August 25, 2004, Amkor Technology, Inc. (“Amkor”) announced that Bruce Freyman, Amkor’s then President and Chief Operating Officer, resigned from Amkor.

     On August 25, 2004, Amkor also announced that John Boruch, Vice Chairman of Amkor, was appointed President and Chief Operating Officer of Amkor. Mr. Boruch, age 62, has served as Amkor’s Vice Chairman since January 2004 and as a director of Amkor since September 1997. Mr. Boruch joined Amkor in 1984, and from 1984 to 1992 he was Corporate Vice President in charge of sales. He was named President in February 1992 and Chief Operating Officer in September 1997. Prior to joining Amkor, Mr. Boruch was with Motorola, a communications and electronics company, for 18 years. Mr. Boruch earned a B.A. in Economics from Cornell University. Mr. Boruch is also a director of the Fabless Semiconductor Association.

     Amkor’s August 25, 2004 press release regarding the matters set forth above is included as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press Release issued by Amkor Technology, Inc. on August 25, 2004.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMKOR TECHNOLOGY, INC.
	By:	/s/ Kenneth T. Joyce
Kenneth T. Joyce
Date: August 27, 2004		Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by Amkor Technology, Inc. on August 25, 2004.

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